[Letterhead of Ballard Spahr Andrews & Ingersoll]



                         December 24, 1997


Glimcher Realty Trust
20 South Third Street
Columbus, Ohio  43215

               Re: Registration Statement on Form S-3, filed with Securities and Exchange Commission on December 24, 1997
                    ---------------------------------------------------------



Ladies and Gentlemen:

          We have served as Maryland counsel to Glimcher Realty Trust, a Maryland real estate investment trust (the "Company"), in connection with certain matters of Maryland law arising out of the registration of the following securities having an aggregate initial offering price of up to $250,000,000 (collectively, the "Securities"): (a) common shares of beneficial interest, $.01 par value per share ("Common Shares"), including Common Shares which may be issued upon the exercise of Warrants (as defined herein) or Rights (as defined herein), (b) preferred shares of beneficial interest, $.01 par value per share ("Preferred Shares"), including Preferred Shares which may be issued upon the exercise of Warrants, (c) warrants to purchase Common Shares or Preferred Shares ("Warrants") and (d) rights to purchase Common Shares ("Rights"), covered by the above-referenced Registration Statement, and all amendments thereto (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Capitalized terms used but not defined herein shall have the meanings given to them in the Registration Statement.

          In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

          1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

          2. The Amended and Restated Declaration of Trust, as amended, of the Company (the "Declaration of Trust"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

          3. The Bylaws of the Company, certified as of a recent date by its Secretary;

          4. Resolutions adopted by the Board of Trustees of the Company (the "Board") relating to the sale, issuance and registration of the Securities, certified as of a recent date by the Secretary of the Company (the "Resolutions");

          5. The form of certificate evidencing a Common Share, certified as of a recent date by the Secretary of the Company;

          6. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

          7. A certificate executed by the Secretary of the Company, dated as of a recent date; and

          8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

          In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

          1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

          2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

          3. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

          4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no oral or written modifications or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by action or omission of the parties or otherwise.

          5. The Securities will not be issued or transferred in violation of any restriction or limitation contained in Section 6.6 of the Declaration of Trust.

          6. All Preferred Shares will be evidenced by certificates meeting the requirements of Section 8-203(d) of the Corporations and Association Article of the Annotated Code of Maryland.

          7. In accordance with the Resolutions, the issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be approved by the Board or a duly authorized committee thereof in accordance with Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland (with such approval referred to herein as the "Trust Proceedings").

          The phrases "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

          Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

          1. The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

          2. Upon the completion of all Trust Proceedings relating to the Securities that are Common Shares (the "Common Securities") and the due execution, countersignature and delivery of certificates evidencing Common Securities and assuming that the sum of (a) all Common Shares issued as of the date hereof, (b) any Common Shares issued between the date hereof and the date on which any of the Common Securities are actually issued (not including any of the Common Securities), and (c) the Common Securities will not exceed the total number of Common Shares that the Company is then authorized to issue, the Common Securities will be duly authorized and, when and if delivered against payment therefor in accordance with the Resolutions and the Trust Proceedings, will be validly issued, fully paid and nonassessable.

          3. Upon the completion of all Trust Proceedings relating to the Securities that are Preferred Shares (the "Preferred Securities") and the due execution, countersignature and delivery of certificates evidencing Preferred Securities and assuming that the sum of (a) all Preferred Shares issued as of the date hereof, (b) any Preferred Shares issued between the date hereof and the date on which any of the Preferred Securities are actually issued (not including any of the Preferred Securities), and (c) the Preferred Securities will not exceed the total number of Preferred Securities that the Company is then authorized to issue, the Preferred Securities will be duly authorized and, when and if delivered against payment therefor in accordance with the Resolutions and the Trust Proceedings, will be validly issued, fully paid and nonassessable.

          4. Upon the completion of all Trust Proceedings relating to the Securities that are Warrants and the due execution, countersignature and delivery of certificates evidencing the Warrants and assuming (i) that the sum of (a) all Common Shares issued as of the date hereof, (b) any Common Shares issued between the date hereof and the date on which any Common Shares issuable upon exercise of the Warrants are actually issued (not including any such Common Shares), and (c) the Common Shares issuable upon exercise of the Warrants will not exceed the total number of Common Shares that the Company is then authorized to issue and (ii) that the sum of (a) all Preferred Shares issued as of the date hereof, (b) any Preferred Shares issued between the date hereof and the date on which any Preferred Shares issuable upon exercise of the Warrants are actually issued (not including any such Preferred Shares), and (c) the Preferred Shares issuable upon exercise of the Warrants will not exceed the total number of Preferred Shares that the Company is then authorized to issue, the issuance of the Warrants will be duly authorized by all necessary trust action and, when duly executed and delivered by the Company against payment therefor and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers of the Warrants in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Warrants will be validly issued.

          5. Upon the completion of all Trust Proceedings relating to the Securities that are Rights and the due execution, countersignature and delivery of certificates evidencing the Rights and assuming that the sum of
(a) all Common Shares issued as of the date hereof, (b) any Common Shares issued between the date hereof and the date on which any Common Shares issuable upon exercise of the Rights are actually issued (not including any such Common Shares), and (c) the Common Shares issuable upon exercise of the Rights will not exceed the total number of Common Shares that the Company is then authorized to issue, the issuance of the Rights will be duly authorized by all necessary trust action and, when duly executed and delivered by the Company against payment therefor and countersigned by the applicable Rights Agent in accordance with the applicable Rights Agreement and delivered to and paid for by the purchasers of the Rights in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Rights will be validly issued.

          The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law or concerning any document not governed by the laws of the State of Maryland. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

          We assume no obligations to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

          This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

                         Very truly yours,


                         /s/ Ballard Spahr Andrews & Ingersoll